UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876-06	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

Because of the reduction in Antero’s proved developed reserves resulting from the sale described in Item 2.01 below, the borrowing base under Antero’s senior secured credit facility was reduced from $1.55 billion to $1.35 billion and lender commitments were reduced from $950 million to $750 million.

Item 2.01              Completion of Acquisition or Disposition of Assets.

On June 29, 2012, Antero Resources LLC (the “Company”) completed the previously announced sale of its exploration and production assets in the Arkoma Basin (along with the associated commodity hedges) to Vanguard Natural Resources, LLC (“Vanguard”) pursuant to that certain Purchase and Sale Agreement, dated June 1, 2012, between Antero Resources Corporation and Vanguard (the “Purchase Agreement”).  The Company expects that it will recognize a noncash loss on the asset sale.  The assets sold consist of 66,000 net acres in the Woodford Shale play and 5,300 net acres in the Fayetteville Shale play, located in the Arkoma Basin in Oklahoma and Arkansas, respectively.

The cash proceeds from the sale of $424 million represent the purchase price of $445 million, as adjusted for expenses of the sale and estimated income, expenses, and capital costs related to the Arkoma Basin properties and associated commodity hedges from the April 1, 2012 (May 1, 2012 for the associated commodity hedges) effective date of the sale through June 29, 2012 (the “interim period”).  The purchase price is subject to adjustment for a final settlement to be conducted within 180 days from June 29, 2012 for actual income and expenses for the interim period.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Consolidated Financial Information of the Company as of March 31, 2012, for the Three Months ended March 31, 2012 and for each of the Years Ended December 31, 2011, 2010 and 2009 are set forth in Exhibit 99.1.

(d)           Exhibits.

EXHIBIT	DESCRIPTION

2.1*	Purchase and Sale Agreement, dated June 1, 2012, between Antero Resources Corporation and Vanguard Permian, LLC
10.1

Letter Agreement dated June 29, 2012 by and among Antero Resources Corporation, Antero Resources Piceance Corporation, Antero Resources Pipeline Corporation, Antero Resources Appalachian Corporation and JPMorgan Chase Bank N.A., as administrative agent for the lenders, to reduce the borrowing base and lender commitments under the Fourth Amended and Restated Credit Agreement dated as of November 4, 2010.

99.1

The Company’s Unaudited Pro Forma Condensed Consolidated Financial Information as of March 31, 2012, for the Three Months Ended March 31, 2012, and for each of the Years Ended December 31, 2011, 2010, and 2009.

*              Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES LLC

	By:	/s/ Glen C. Warren, Jr.

Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: July 5, 2012

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1*	Purchase and Sale Agreement, dated June 1, 2012, between Antero Resources Corporation and Vanguard Permian, LLC
10.1

Letter Agreement dated June 29, 2012 by and among Antero Resources Corporation, Antero Resources Piceance Corporation, Antero Resources Pipeline Corporation, Antero Resources Appalachian Corporation and JPMorgan Chase Bank N.A., as administrative agent for the lenders, to reduce the borrowing base and lender commitments under the Fourth Amended and Restated Credit Agreement dated as of November 4, 2010.

99.1

The Company’s Unaudited Pro Forma Condensed Consolidated Financial Information as of March 31, 2012, for the Three Months Ended March 31, 2012, and for each of the Years Ended December 31, 2011, 2010, and 2009.

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.